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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

The Board of Directors
CMG Information Services, Inc.

We consent to the incorporation by reference in the registration statement
(No. 333-62391) on Form S-3 of CMG Information Services, Inc. of our report dated March 26, 1998, with respect to the balance sheets of Accipiter, Inc. as of December 31, 1997 and 1996 and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1997 and for the period from April 4, 1996 (inception) to December 31, 1996, which report appears in the Form 8-K/A of CMG Information Services, Inc. dated April 8, 1998. We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                KPMG Peat Marwick LLP

Raleigh, North Carolina

October 7, 1998